Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We have issued our report dated June 28, 2016, with respect to the financial statements and supplemental schedules included in the Annual Report of Resource America, Inc. Investment Savings Plan on Form 11-K for the year ended December 31, 2015. We consent to the incorporation by reference of said report in the Registration Statement of Resource America, Inc. on Form S-8 (File No. 333-200141).

/s/ GRANT THORNTON LLP
Philadelphia, Pennsylvania
June 28, 2016